EXHIBIT 1A(3)(C)

                             COMMISSION SCHEDULE FOR
                        VARIABLE LIFE INSURANCE CONTRACTS

I.   DISTRICT AGENCIES

     A.   First Year Commissions on Contracts Issued on the Following Insureds:

                                                        Commission as Percentage
                      Insured                           of Premiums
                      -------                           ------------------------

          Male Under Age 58 or Female Under Age 61 ...........   50%
          Male, Age 58-67, or Female, Age 61-70 ..............   45
          Male, Age 68-72, or Female, Age 71-75 ..............   40
          Male, Age 73-75 ....................................   35

     B.   Commissions on Renewal Premiums in Contract Years Two Through Four:

                                                        Commission as Percentage
                      Insured                           of Premiums
                      -------                           ------------------------
          Male Under Age 73 and all Females ..........  11%, if Contract's Face
                                                        Amount is less than $50,000;
                                                        10%, if Contract's Face Amount
                                                        is $50,000 or more

          Male, Age 73-75 ............................  10%, if Contract's Face Amount
                                                        is less than $50,000; 9% if
                                                        Contract's Face Amount is
                                                        $50,000 or more

     C. On Renewal Premiums in Contract Years Five Through Ten, A Commission of 3% Will Be Paid. In Subsequent Years, A Commission of 2% Will Be Paid.

II.  ORDINARY AGENCIES

     A. First Year Commissions Are the Same as Those Stated Above for District Agencies


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


                                       -2-

     B. Renewal Premiums on Contracts Sold Through Ordinary Agencies Depend On the Classification of the Selling Agent

          1. For Agents in categories T (Career agent - TAP), W (Career agent-temporary TAP), and Y (Career agent-temporary), the following commission schedule on renewal premiums applies:

                                                        Commission as Percentage
                      Insured                           of Premiums
                      -------                           ------------------------
          Male Under Age 73 and all Females .........   12% in Contract Years Two
                                                        through Four; 3% in Contract
                                                        Years Five through Ten

          Male, Age 73-75 ...........................   11% in Contract Years Two
                                                        through Four; 3% in Contract
                                                        Years Five through Ten

          2. For Agents in categories A (Asst. Mgr. or Assoc. Mgr., 65 Series), B (Broker), G (Part-time Special Agent), K (Retired Full-Time Agent), M (Manager), N (Full-Time Career Special Agent pre-65 contract), P (Fart-Time Special Agent, after 1-1-48), 5 (Surplus Broker), and U (Manager), the Commission rate on renewal premiums is 5% for Contract Years Two Through Ten.

          3. For Agents in Categories F (Asst. Mgr. or Assoc. Mgr., pre-65), E (Full-Time Agents, 1SF), V (Full-Time Career Agents, 1SF), and N (Agent Emeritus), the following commission schedule on renewal premiums applies:

                                                        Commission as Percentage
                      Insured                           of Premiums
                      -------                           ------------------------
          Male Under Age 73 and all Females .........   10% in Contract Years Two
                                                        Through Four; 3% in Contract
                                                        Years Five Through Ten

          Male, Age 73-75 ...........................   9% in Contract Years Two
                                                        Through Four; 3% in Contract
                                                        Years Five Through Ten


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


                                       -3-

          4. For Agents in Category X (Retired Full-Time Agent), the commission rate on renewal premiums is 9% for Contract years Two Through Five.

III. The registered representatives of Prudential-Bache Securities Inc. will be paid the following commissions on contracts they sell: 35% of the first year premiums, 5% of the second, third, and fourth year premiums, and 2-1/2% of the fifth year premiums.

IV. In the event a Contract lapses or is surrendered within the first two Contract years, a portion or all of the first year commission may be subject to recapture by the Pruco Life Insurance Company. If the Contract lapses at the end of year one, 30% of the commission is subject to recapture. A higher percentage of the first year commission may be recaptured on earlier lapses. A lower and decreasing portion of the first year commission is subject to recapture throughout the second Contract year.


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